SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 16, 2003


Commission        Registrant; State of Incorporation;         I.R.S. Employer
File Number        Address; and Telephone Number             Identification No.
-----------        -----------------------------             ------------------

333-21011       FIRSTENERGY CORP.                                34-1843785
                (An Ohio Corporation)
                76 South Main Street
                Akron, Ohio  44308
                Telephone (800)736-3402


1-2323          THE CLEVELAND ELECTRIC ILLUMINATING COMPANY      34-0150020
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3583          THE TOLEDO EDISON COMPANY                        34-4375005
                (An Ohio Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH  44308
                Telephone (800)736-3402


1-3141          JERSEY CENTRAL POWER & LIGHT COMPANY             21-0485010
                (A New Jersey Corporation)
                c/o FirstEnergy Corp.
                76 South Main Street
                Akron, OH 44308
                Telephone (800)736-3402






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Item 9.  Regulation FD Disclosure

On January 16, 2003, FirstEnergy Corp. (Company) updated the investment community on activities associated with efforts to prepare the Davis-Besse Nuclear Power Station for a safe and reliable return to service and other matters.

Nuclear Regulatory Commission (NRC) IMC 0350 Restart Process - January 14, 2003
-------------------------------------------------------------------------------
Public Meeting
--------------

The NRC's IMC 0350 Oversight Panel held its monthly public meeting on the Davis-Besse restoration efforts in Port Clinton, Ohio on January 14, 2003. The NRC indicated that a transcript of the meeting would be available on the NRC's Internet Web site in approximately three weeks.

The NRC provided updates on the Davis-Besse restart checklist, the status of ongoing NRC inspection activity, and plans for upcoming public meetings. FirstEnergy Nuclear Operating Company (FENOC) officials discussed progress being made toward plant restart including preparations for fuel reload, progress on the bulk work and key systems upgrades, and improvements implemented in various operational programs.

Ongoing NRC inspections are currently focused on: Organizational Effectiveness and Human Performance including observations of day-to-day activities, and other important building blocks such as Program Effectiveness and Systems Health.

With respect to the Organizational Effectiveness and Human Performance Inspection, the NRC commented that they had completed their evaluation of FirstEnergy's root cause analysis and the inspection's focus will now shift toward the adequacy and effectiveness of the Company's corrective actions to create a more safety-focused work environment. The NRC also announced that a public meeting has been scheduled for January 30, 2003, in the NRC's Region III office in Lisle, Illinois to specifically address the Company's evaluation of safety culture issues among plant management and staff, and its programs to address those issues. The NRC commented that they were confident that the plant's senior management had the proper safety culture, but they need to verify that the culture exists throughout the organization.

Program Effectiveness inspections are reviewing progress on the Company's implementation of more effective programs. These include the Corrective Action Program, the Boric Acid Control Program, the In-Service Inspection Program, and the Radiation Protection Program.

The presentations by FENOC officials covered various restart activities including:

o A recently installed permanent seal plate on the reactor vessel which provides a tighter seal and improves efficiency during refueling outages.

o Progress on the design modification of the containment emergency sump strainers. The sump is a collection point for water that would be recirculated for reactor cooling in the event of a loss-of-coolant accident. This change, while not required by the NRC, was initiated by FENOC to substantially increase the strainers' surface area and thus, increase the plant's design safety margin.

o Improvements made to the Corrective Action Program and the Reactor Coolant System Integrity Management Program.

o Initiation of the first Restart Readiness Review meeting which was convened to validate our readiness for fuel reload (Mode 6 of Operation). The formal Restart Readiness Review process, which involves all responsible managers for restart work, is a detailed conservative assessment undertaken before loading fuel. This process will also be used at each step of plant startup.

o Actions taken and programs being implemented to ensure the proper safety culture and a safety-conscious work environment, two critical elements in the Management and Human Performance

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     Building Block. The Company has contracted the services of Dr. Sonja Haber of Performance Safety and Health Associates to assist in the development of a methodology to assess the safety culture of the work force. Dr. Haber has significant experience in this field having previously worked with the NRC, the Department of Energy, and the International Atomic Energy Agency.


While recognizing that the restart of Davis-Besse requires NRC approval, the Company's integrated schedule currently supports restart in the March/April, 2003 timeframe. Critical path activities include:

o    January:  Fuel reload toward month-end.
o February: Installation of the reactor head, completion of the emergency sump strainer design modification, and completion of the integrated leak rate test of containment.
o March: Completion of the seven-day pressure test of the reactor coolant system test, inspection of the under vessel penetration nozzles, and testing of all plant systems in preparation for restart.

Upcoming NRC 0350 Public Meetings
---------------------------------

o    January 30, 2003:  Safety Culture Issues (Lisle, IL)
o    February 11, 2003:  NRC 0350 monthly public meetings (Port Clinton, OH)

Updates on Other Company Items
------------------------------

Jersey Central Power & Light Company (JCP&L) Regulatory Activities - The current schedule of significant events in the JCP&L rate proceeding is:

o    JCP&L Rebuttal Testimony due January 24, 2003
o Auditor's Phase I report on accounting and procurement prudence issues associated with the deferred balances and related items should be issued and forwarded to the Office of Administrative Law before the end of January 2003. The auditors will be scheduled for cross-examination on their report during the hearings.
o    Hearings are scheduled for February 13, 2003 to March 21, 2003
o    Briefs are due April 11, 2003
o    Reply Briefs are due May 2, 2003
o    Administrative Law Judge's Recommended Decision in June 2003
o    Board of Public Utilities' decision in July 2003
o    New rates to be effective August 1, 2003

The Basic Generation Service (BGS) auction bid process will commence on February 3, 2003 for power supplies starting August 1, 2003. Proposals are due from bidders for the 200 megawatts JCP&L Green Energy Program on February 13, 2003.


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Fourth Quarter Earnings Release - FirstEnergy will release its fourth quarter
2002 financial results on Thursday, February 13, 2003. A conference call with investors will be held at 1:30 PM that afternoon. Details of the call and its webcast will be detailed in a news release, which will be issued several days in advance of the call.

This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate", "potential", "expect", "believe", "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, legislative and regulatory changes (including revised environmental requirements), the availability and cost of capital, ability to accomplish or realize anticipated benefits from strategic initiatives and other similar factors.

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                                    SIGNATURE



             Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



January 17, 2003




                                   FIRSTENERGY CORP.
                                   -----------------
                                      Registrant


                                THE CLEVELAND ELECTRIC
                                ----------------------
                                 ILLUMINATING COMPANY
                                 --------------------
                                      Registrant

                               THE TOLEDO EDISON COMPANY
                               -------------------------
                                      Registrant


                          JERSEY CENTRAL POWER & LIGHT COMPANY
                          ------------------------------------
                                      Registrant




                                    Harvey L. Wagner
                          -------------------------------------
                                    Harvey L. Wagner
                               Vice President, Controller
                              and Chief Accounting Officer

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